Exhibit 99.1

FOR IMMEDIATE RELEASE:

CC MEDIA HOLDINGS, INC. REPORTS
RESULTS FOR THIRD QUARTER 2012

Revenues increase to $1.59 billion, up 2%
excluding foreign exchange rate impacts

OIBDAN grows to $480 million, up 1%
excluding foreign exchange rate impacts
----------------
San Antonio, Texas November 2, 2012…CC Media Holdings, Inc. (OTCBB: CCMO) today reported financial results for the third quarter ended September 30, 2012.

“We are continuing to deliver solid results in a difficult economy, while investing in our digital future and growing the value we provide to our marketing partners with bold, new offerings across multiple platforms," Chief Executive Officer Bob Pittman said.  “Increased revenues from major national advertisers drove improved performance at Media & Entertainment in the quarter.  The successful return of the iHeartRadio Music Festival drew record audiences and attracted a diverse array of major brand sponsors.  To help achieve a sustainable business model that will spur the growth of digital radio, we forged our second music rights agreement with an independent record label.  At our Outdoor business, we have made substantial progress in optimizing our operations in the U.S. to maximize our revenue and profit potential, while taking the necessary steps to adjust to the new economic realities in Europe.”

“We continue to focus on driving growth across all of our businesses, investing in new growth opportunities and improving our operations, while closely managing our expenses,” Tom Casey, Executive Vice President and Chief Financial Officer, said.  “In addition, with significant support from our lenders, last week we exchanged $2 billion of credit facility loans for notes maturing in 2019 in a private offer that was significantly oversubscribed and attained an important package of amendments to our credit facilities that provides more flexibility to manage our liquidity and debt maturity profile in the future.”

Third Quarter 2012 Results

CC Media Holdings’ revenues increased $4 million to $1.59 billion in the third quarter of 2012 compared to $1.58 billion in the same period of 2011.  Excluding the effects of movements in foreign exchange rates,1 revenues rose $29 million, or 2%.

•
Media and Entertainment (“CCME”) revenues grew $7 million, or 1%, compared to the third quarter of 2011, due primarily to 3% growth in radio revenues, excluding CCME’s acquired traffic business, largely from increased national advertising, as well as digital radio services and the iHeartRadio Music Festival.

•
Americas outdoor revenues rose $8 million, or 2%, compared to the same quarter of 2011, driven mainly by revenue growth from bulletins due to the continued deployment of digital displays and increased airport revenues on higher occupancy by the Company’s largest U.S. airport customers.

•
International outdoor revenues decreased $1 million compared to the third quarter of 2011, excluding the effects of movements in foreign exchange rates.  Excluding a $6 million revenue reduction due to the divestiture of two businesses during the quarter, as well as the effects of movements in foreign exchange rates, revenues increased $5 million, or 1%.  Revenue growth resulted mainly from higher street furniture revenues, particularly in Australia and China, and the Summer Olympic Games in the U.K., partially offset by revenue declines from advertising weakness in certain European countries.  On a reported basis, revenues decreased $25 million, or 6%, due to unfavorable movements in foreign exchange rates.

The Company’s OIBDAN1 increased to $480 million in the third quarter of 2012 compared to $479 million in the same quarter of 2011.  OIBDAN totaled $482 million and grew $3 million, or 1%, excluding the effects of movements in foreign exchange rates.  In the third quarter of 2012, the Company incurred $18 million of expenses related to its strategic revenue and cost initiatives to attract additional advertising dollars to the business and improve operating efficiencies.

The Company’s consolidated net loss declined to $39 million in the third quarter of 2012 compared to a consolidated net loss of $67 million in the same period of 2011.

Key Highlights

The Company’s key highlights in the quarter include:

Media & Entertainment
•
Hosting the second annual iHeartRadio Music Festival in Las Vegas, which attracted a live audience of more than 20,000 and more than 14 million tuning in from home - delivering record-setting ratings for The CW's exclusive TV broadcast, Yahoo!'s most ever U.S. live streams for a concert, Xbox's record viewership for a live U.S. event, a CCME record of more than 1 billion social impressions, and 275,000 downloads of the iHeartRadio mobile app for a total of 125 million; and partnering with Dodge for a nationwide tour promoting the 2013 Dodge Dart;

•	Purchasing AM radio station WOR 710 in New York City, pending FCC approval, which will be the Company's first AM station in NYC and another Company flagship for talk radio;
•
Building on its groundbreaking agreement earlier this year with Big Machine Label Group, over the past two months, the Company signed partnerships with two more independent record labels, Glassnote Entertainment Group and Naxos, highlighting that market-based solutions are the right business model to enhance the future growth of digital radio and benefit both artists and listeners; and

•
Renewing the Company's agreement with nationally syndicated radio personality Elvis Duran, host of the "Elvis Duran and the Morning Show" on New York's Z100 and more than 40 other radio stations across the country.

Outdoor
•	Installing 41 new digital billboards for a total of 1,004 across 37 U.S. markets;
•
Launching Clear Channel Airport's ClearVision, an innovative in-airport TV network featuring top entertainment, news, music, and sports programming that is accessible from travelers' mobile devices - debuting at Raleigh-Durham International Airport this fall;

•
Introducing a digital malls network in Switzerland, with screens installed in four of the country's biggest and busiest shopping centers, with additional confirmed bookings from new and existing national clients - taking CCI's digital presence to more than 7,000 displays in 13 countries; and

•
Starting to book advertising campaigns for 2013 across all public transport in Oslo and Akershus as part of one of the largest outdoor advertising contracts in Norway with the transportation company Sporveis-Annonsene AS signed in the second quarter.

More recently, the Company successfully completed a private offer that exchanged approximately $2 billion aggregate principal amount of term loans due in 2014 and 2016 for a like principal amount of newly issued 9.0% priority guarantee notes due 2019.  This offer was significantly oversubscribed, with more than $8.6 billion of term loans submitted for exchange and proportionately reduced to the approximately $2 billion accepted.  Concurrent with the exchange offer, the Company obtained the requisite consent from lenders to certain amendments to the agreement governing its cash flow credit facilities; the amendments became effective at the time of closing of the exchange transaction.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change
Revenues1:
CCME	$798,759	$791,365	1%
Americas Outdoor	335,021	326,882	2%
International Outdoor	396,120	421,568	(6%)
Other	76,067	60,195	26%
Eliminations	(18,636)	(16,658)
Consolidated revenues	$1,587,331	$1,583,352	0%

Operating expenses1, 2:
CCME	$488,286	$488,707	0%
Americas Outdoor	198,946	192,081	4%
International Outdoor	328,275	345,271	(5%)
Other	42,491	43,193	(2%)
Eliminations	(18,636)	(16,658)
Consolidated operating expenses	$1,039,362	$1,052,594	(1%)

OIBDAN1:
CCME	$310,473	$302,658	3%
Americas Outdoor	136,075	134,801	1%
International Outdoor	67,845	76,297	(11%)
Other	33,576	17,002	97%
Corporate1, 2	(68,452)	(51,724)
Consolidated OIBDAN	$479,517	$479,034	0%

Certain prior period amounts have been reclassified to conform to the 2012 presentation of financials throughout the press release.

1 See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2 The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.

Media and Entertainment

CCME revenues were up $7 million, or 1%, during the third quarter of 2012 compared to the same period of 2011, driven primarily by a 3% increase in radio revenues, excluding CCME’s acquired traffic business, from greater national advertising sales across various markets, higher revenues from CCME’s digital radio services in connection with its iHeartRadio platform and advertiser sponsorships associated with the iHeartRadio Music Festival.  Revenue increases were partially offset by declines in CCME’s acquired traffic business across television and radio advertising.  Advertising categories with strong growth during the quarter include automotive, political, telecommunications and media and publishing.

Operating expenses declined slightly during the third quarter of 2012 compared to the same period of 2011, mainly from a decrease in music license fees driven by reduced royalty rates and lower personnel costs as a result of strategic cost initiatives.  These expense declines were partially offset by higher digital streaming expenses from increased listenership, costs associated with the iHeartRadio Music Festival and $6 million of expenses related to certain investments in strategic revenue and cost savings programs.

CCME OIBDAN for the third quarter of 2012 increased 3% to $310 million from $303 million for the same period of 2011.

Americas Outdoor Advertising

Americas outdoor revenues rose $8 million, or 2%, compared to the third quarter of 2011, driven by bulletin revenue growth resulting from the Company’s continued deployment of digital displays, as well as higher airport sales on increased occupancy by the Company’s largest U.S. airport customers.  Declines in poster revenues partially offset overall revenue growth.

Operating expenses grew $7 million during the third quarter of 2012 compared to the same period of 2011, including increased personnel costs and $3 million of expenses associated with strategic revenue initiatives, as well as higher site lease expenses resulting primarily from the deployment of 236 digital billboards since the third quarter of 2011.

Americas outdoor OIBDAN for the third quarter of 2012 totaled $136 million, an increase of 1% compared to OIBDAN of $135 million for the same period of 2011.

International Outdoor Advertising

International outdoor revenues decreased $1 million compared to the third quarter of 2011, excluding the effects of movements in foreign exchange rates.  Adjusting for a $6 million revenue reduction due to the divestiture of two businesses during the quarter, as well as the effects of movements in foreign exchange rates, revenues grew $5 million, or 1%.  Certain countries, including Australia and China, experienced higher revenues, related primarily to the street furniture business, while revenues in the U.K. benefitted from the Summer Olympic Games hosted in London.  Revenue increases were partially offset by declines resulting from the continued weakened macroeconomic conditions across France, southern Europe and the Nordic countries.  On a reported basis, revenues decreased $25 million, or 6%, compared to the same quarter of 2011, resulting from $25 million of unfavorable movements in foreign exchange rates.

Operating expenses rose $5 million, excluding the effects of movements in foreign exchange rates, reflecting $5 million of increased expenses related to strategic revenue and cost initiatives, including sales personnel incentives and branch rationalization in markets weakened by economic conditions.  On a reported basis, operating expenses decreased $17 million, including a $22 million decline due to the effects of movements in foreign exchange rates.

Excluding the effects of movements in foreign exchange rates, International outdoor OIBDAN for the third quarter of 2012 declined 8%.  On a reported basis, OIBDAN decreased 11% to $68 million from $76 million in 2011.

Conference Call

CC Media Holdings, Inc. along with its wholly owned subsidiary, Clear Channel Communications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will be hosting a teleconference to discuss results today at 9:00 a.m. Eastern Time.  The conference call number is 1-800-260-0719 and the passcode is 268765.  The teleconference will also be available via a live audio cast on the investor sections of the CC Media Holdings, Inc., Clear Channel Communications, Inc., and Clear Channel Outdoor Holdings, Inc. websites, located at http://www.ccmediaholdings.com/, http://www.clearchannel.com/Investors/ and http://www.clearchanneloutdoor.com/corporate/investor-relations/.  A replay of the call will be available after the live conference call, beginning at 11:00 a.m. Eastern Time, for a period of 30 days.  The replay numbers are 1-800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode is 268765.  The audio cast will also be archived on the websites and will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended September 30,
	2012	2011
Revenues	$1,587,331	$1,583,352
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	624,526	654,163
Selling, general and administrative expenses (excludes depreciation and amortization)	419,855	402,160
Corporate expenses (excludes depreciation and amortization)	70,811	54,247
Depreciation and amortization	182,350	197,532
Other operating income (expense) – net	42,118	(6,490)
Operating income	331,907	268,760
Interest expense	388,210	369,233
Equity in earnings of nonconsolidated affiliates	3,663	5,210
Other income – net	824	7,307
Loss before income taxes	(51,816)	(87,956)
Income tax benefit	13,232	20,665
Consolidated net loss	(38,584)	(67,291)
Less: amount attributable to noncontrolling interest	11,977	6,765
Net loss attributable to the Company	$(50,561)	$(74,056)

Foreign exchange rate movements decreased the Company’s 2012 third quarter revenues and direct operating and SG&A expenses by approximately $25 million and $22 million, respectively, compared to the same period of 2011.

Other operating income (expense) – net increased $49 million compared to the same quarter of 2011 primarily related to the gain on the sale of the Company’s international neon business in August 2012.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2012 and December 31, 2011 was:

(In millions)	September 30, 2012	December 31, 2011

Cash	$1,296.6	$1,228.7
Total Current Assets	$3,067.4	$2,985.3
Net Property, Plant and Equipment	$3,006.5	$3,063.3
Total Assets	$16,402.3	$16,542.0

Current Liabilities (excluding current portion of long-term debt)	$1,198.2	$1,160.3
Long-Term Debt (including current portion of long-term debt)	$20,737.8	$20,207.2
Shareholders’ Deficit	$(7,847.3)	$(7,471.9)

TABLE 3 – Total Debt

At September 30, 2012 and December 31, 2011, CC Media Holdings had total debt of:

(In millions)	September 30, 2012	December 31, 2011
Senior Secured Credit Facilities	$11,300.3	$12,796.2
Receivables Based Facility	—	—
Priority Guarantee Notes	1,750.0	1,750.0
Other secured subsidiary debt	26.6	30.9
Total Consolidated Secured Debt	13,076.9	14,577.1

Senior Cash Pay and Senior Toggle Notes	1,626.1	1,626.1
Clear Channel Senior Notes	1,748.5	1,998.4
Subsidiary Senior Notes	2,500.0	2,500.0
Subsidiary Senior Subordinated Notes	2,200.0	—
Other long-term subsidiary debt	15.9	19.9
Purchase accounting adjustments and original issue discount	(429.6)	(514.3)
Total long-term debt (including current portion of long-term debt)	$20,737.8	$20,207.2

The current portion of long-term debt was $420 million as of September 30, 2012.

Liquidity and Financial Position

For the quarter ended September 30, 2012, cash flow provided by operating activities was $39 million, cash flow used for investing activities was $54 million, and cash flow used for financing activities was $5 million, for a net decrease in cash of $20 million.

Capital expenditures for the quarter ended September 30, 2012 totaled approximately $86 million compared to $79 million for the quarter ended September 30, 2011.

The senior secured credit facilities currently require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of Clear Channel’s consolidated secured debt, net of cash and cash equivalents, to Clear Channel’s consolidated EBITDA3 for the preceding four quarters.  Non-compliance with the financial covenant could result in the acceleration of Clear Channel’s obligations to repay all amounts outstanding under the facilities.  The maximum ratio under this covenant is currently set at 9.5:1.  At September 30, 2012, Clear Channel’s ratio was 6.1:1 compared to 7.1:1 at September 30, 2011. 4

3Clear Channel’s consolidated EBITDA for the four quarters preceding September 30, 2012 of $2.0 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income - net,  plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $21.2 million for cash received from nonconsolidated affiliates; (ii) an increase of $45.2 million for non-cash items; (iii) an increase of $93.3 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iv) an increase of $23.9 million for various other items.

4Clear Channel’s consolidated EBITDA for the four quarters preceding September 30, 2011 of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) - net,  plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $15.6 million for cash received from nonconsolidated affiliates; (ii) an increase of $36.3 million for non-cash items; (iii) an increase of $28.6 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iv) an increase of $36.9 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended September 30, 2012 and 2011.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2012 actual foreign revenues, expenses and OIBDAN at average 2011 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (loss) – net	OIBDAN

Three Months Ended September 30, 2012
CCME	$241,099	$1,418	$67,956	$—	$310,473
Americas Outdoor	84,005	1,893	50,177	—	136,075
International Outdoor	16,397	1,708	49,740	—	67,845
Other	22,913	—	10,663	—	33,576
Corporate and other	(74,625)	2,359	3,814	—	(68,452)
Other operating income (loss) – net	42,118	—	—	(42,118)	—
Consolidated	$331,907	$7,378	$182,350	$(42,118)	$479,517

Three Months Ended September 30, 2011
CCME	$233,448	$1,034	$68,176	$—	$302,658
Americas Outdoor	72,781	1,903	60,117	—	134,801
International Outdoor	20,688	792	54,817	—	76,297
Other	4,950	—	12,052	—	17,002
Corporate and other	(56,617)	2,523	2,370	—	(51,724)
Other operating income (loss) – net	(6,490)	—	—	6,490	—
Consolidated	$268,760	$6,252	$197,532	$6,490	$479,034

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change

Consolidated revenues	$1,587,331	$1,583,352	0%
Excluding: Foreign exchange (increase) decrease	24,879	—
Revenues excluding effects of foreign exchange	$1,612,210	$1,583,352	2%

Americas Outdoor revenues	$335,021	$326,882	2%
Excluding: Foreign exchange (increase) decrease	201	—
Americas Outdoor revenues excluding effects of foreign exchange	$335,222	$326,882	3%

International Outdoor revenues	$396,120	$421,568	(6%)
Excluding: Foreign exchange (increase) decrease	24,678	—
International Outdoor revenues excluding effects of foreign exchange	$420,798	$421,568	0%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change

Consolidated expenses	$1,044,381	$1,056,323	(1%)
Excluding: Foreign exchange (increase) decrease	22,442	—
Consolidated expenses excluding effects of foreign exchange	$1,066,823	$1,056,323	1%

Americas Outdoor expenses	$200,839	$193,984	4%
Excluding: Foreign exchange (increase) decrease	493	—
Americas Outdoor expenses excluding effects of foreign exchange	$201,332	$193,984	4%

International Outdoor expenses	$329,983	$346,063	(5%)
Excluding: Foreign exchange (increase) decrease	21,949	—
International Outdoor expenses excluding effects of foreign exchange	$351,932	$346,063	2%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change
Consolidated OIBDAN	$479,517	$479,034	0%
Excluding: Foreign exchange (increase) decrease	2,437	—
Consolidated OIBDAN excluding effects of foreign exchange	$481,954	$479,034	1%

Americas Outdoor OIBDAN	$136,075	$134,801	1%
Excluding: Foreign exchange (increase) decrease	(292)	—
Americas Outdoor OIBDAN excluding effects of foreign exchange	$135,783	$134,801	1%

International Outdoor OIBDAN	$67,845	$76,297	(11%)
Excluding: Foreign exchange (increase) decrease	2,729	—
International Outdoor OIBDAN excluding effects of foreign exchange	$70,574	$76,297	(8%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change
CCME	$489,704	$489,741	0%
Less: Non-cash compensation expenses	(1,418)	(1,034)
	488,286	488,707	0%

Americas Outdoor	200,839	193,984	4%
Less: Non-cash compensation expenses	(1,893)	(1,903)
	198,946	192,081	4%

International Outdoor	329,983	346,063	(5%)
Less: Non-cash compensation expenses	(1,708)	(792)
	328,275	345,271	(5%)

Other	42,491	43,193	(2%)
Less: Non-cash compensation expenses	—	—
	42,491	43,193	(2%)

Eliminations	(18,636)	(16,658)

Plus: Non-cash compensation expenses	5,019	3,729
Consolidated divisional operating expenses	$1,044,381	$1,056,323	(1%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change
Corporate Expenses	$70,811	$54,247	31%
Less: Non-cash compensation expenses	(2,359)	(2,523)
	$68,452	$51,724	32%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended September 30,
	2012	2011
OIBDAN	$479,517	$479,034
Non-cash compensation expenses	7,378	6,252
Depreciation and amortization	182,350	197,532
Other operating income (expense) – net	42,118	(6,490)
Operating income	331,907	268,760

Interest expense	388,210	369,233
Equity in earnings of nonconsolidated affiliates	3,663	5,210
Other income – net	824	7,307
Loss before income taxes	(51,816)	(87,956)
Income tax benefit	13,232	20,665
Consolidated net loss	(38,584)	(67,291)
Less: amount attributable to noncontrolling interest	11,977	6,765
Net loss attributable to the Company	$(50,561)	$(74,056)

About CC Media Holdings, Inc.

CC Media Holdings, Inc. (OTCBB: CCMO), the parent company of Clear Channel Communications, is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.

For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

Or visit the Company’s web sites at www.clearchannel.com or www.ccmediaholdings.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings, Inc. and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash flow to make payments on its indebtedness; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.